ARTHUR ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated Mrach 3, 2000 included in Towne Services, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.







                                                    ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 21, 2000